UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On March 15, 2018, QTS Realty Trust, Inc. (the “Company”), in its capacity as general partner of QualityTech, LP, a Delaware limited partnership (the “Operating Partnership”), entered into Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership, dated as of October 15, 2013 (the “Partnership Agreement”). The Amendment classified, designated and authorized the issuance of 4,600,000 Series A preferred units of limited partnership interest, with a liquidation preference of $25.00 per unit (the “Series A Preferred Units”), to the Company. The Series A Preferred Units have economic terms that are substantially similar to the Company’s 7.125% Series A cumulative redeemable perpetual preferred stock, $0.01 par value per share (“Series A Preferred Stock”), issued and described below.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. The summary of the Amendment set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02. Unregistered Sale of Equity Securities

In connection with the issuance of the Series A Preferred Stock described below, on March 15, 2018 the Operating Partnership issued to the Company 4,280,000 Series A Preferred Units, which have economic terms that are substantially similar to the Company’s Series A Preferred Stock described below.  The Series A Preferred Units were issued in exchange for the Company’s contribution of the net offering proceeds of the offering of the Series A Preferred Stock to the Operating Partnership. If the Series A Preferred Stock are converted into shares of Class A common stock, par value $0.01 per share, of the Company, the Operating Partnership will convert an equal number of Series A Preferred Units into common limited partner interests in the Operating Partnership. If shares of Series A Preferred Stock are converted into consideration other than Class A common stock of the Company, the Operating Partnership will retire an equal number of Series A Preferred Units. The terms of conversion of the Series A Preferred Stock are described in the Articles Supplementary to the Company’s Amended and Restated Declaration of Trust (the “Articles Supplementary”) filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on March 15, 2018 and incorporated by reference into this Item 3.02 as Exhibit 3.1 to this Current Report on Form 8-K. The issuance of the Series A Preferred Units by the Operating Partnership to the Company is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Item 3.03. Material Modifications to Rights of Security Holders

On March 14, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary pursuant to which the Company has classified and designated 4,600,000 shares of preferred stock, $0.01 par value per share, as Series A Preferred Stock. The Articles Supplementary became effective on March 15, 2018. The Series A Preferred Stock ranks senior to the Company’s Class A common stock as to the payment of distributions or amounts paid upon liquidation, dissolution or winding up of the Company. Each holder of Series A Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid distributions to, but not including, the date of the payment, before the holders of shares of Common Stock, in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary. Furthermore, subject to certain exceptions, including to the extent necessary to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes, the Company is restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on shares of Common Stock unless full cumulative distributions on the Series A Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.  A summary of the material terms of the Series A Preferred Stock is set forth below under Item 5.03 and is incorporated by reference into this Item 3.03.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March, 14, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary pursuant to which the Company has classified and designated 4,600,000 of the Company’s authorized shares of preferred stock, $0.01 par value per share, as Series A Preferred Stock. The Articles Supplementary became effective on March 15, 2018. A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	QTS Realty Trust, Inc.

Security:	7.125% Series A Cumulative Redeemable Perpetual Preferred Stock.

No Maturity:

Perpetual (unless repurchased or redeemed by the Issuer on or after March 15, 2023 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control (defined below)).

Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends.

Dividend Rate:

Holders of Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock at the rate of 7.125% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.78125 per annum per share.

Dividend Payment Dates:

Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the 15th day of each January, April, July and October. The first dividend on the Series A Preferred Stock sold in this offering will be paid on April 15, 2018 and will be in the amount of $0.14844 per share.

Optional Redemption:

Except in instances relating to preservation of the Company’s qualification as a REIT or pursuant to the Company’s special optional redemption right discussed below, the Series A Preferred Stock is not redeemable prior to March 15, 2023. On and after March 15, 2023, the Company may, at its option, redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined below), the Company will have the option to redeem the Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that the Company exercises its special optional redemption right relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control:	A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:
•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company’s capital stock entitling that person to exercise more than 50% of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE AMEX”) or the NASDAQ Stock Market (the “NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights:

Upon the occurrence of a Change of Control (as defined above), holders will have the right (unless the Company has elected to exercise its special optional redemption right to redeem their Series A Preferred Stock) to convert some or all of such holder’s Series A Preferred Stock into a number of shares of Class A common stock, par value $0.01 per share, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) 1.46229 (i.e., the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the prospectus supplement.

If the Company has provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that the Company has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on March 15, 2018 and incorporated by reference into this Item 3.03 as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1

Articles Supplementary designating QTS Realty Trust, Inc.’s 7.125% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, $0.01 par value per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on March 15, 2018)

10.1	Amendment No. 1 to the Fifth Amended and Restated Partnership Agreement of QualityTech, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018	QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel

Date: March 20, 2018	QualityTech, LP

	By:	QTS Realty Trust, Inc.
its general partner

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel